Exhibit 32

CERTIFICATION PURSUANT OF CHIEF EXECUTIVE OFFICER AND CHIEF FINANCIAL OFFICER

In connection with the filing of the annual report on Form 10-K of ForceField Energy, Inc. (the “Company”) for the fiscal year ended December 31, 2014 (the “Report”), each of the undersigned officers of the Company certifies, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that, to the best of such officer’s knowledge that:

1.           The Report fully complies with the requirements of Sections 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.           The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company as of the dates and for the periods presented in the Report.

Date: April 15, 2015	By:	/s/ David Natan
David Natan
Chief Executive Officer
(Principal Executive Officer)

Date: April 15, 2015	By:	/s/ Jason Williams
Jason Williams
Chief Financial Officer
(Principal Financial and Accounting Officer)